EXHIBIT 10.05

BANK OF WILMINGTON

AMENDMENT NO. 1 TO

1999 NONSTATUTORY STOCK OPTION PLAN

THIS AMENDMENT NO. 1 TO THE 1999 NONSTATUTORY STOCK OPTION PLAN (the “Amendment”) is made as of this 17th day of June, 2005, by Bank of Wilmington (the “Bank”).

WHEREAS, the Bank’s Board of Directors heretofore adopted the Bank’s 1999 Nonstatutory Stock Option Plan (the “Director Plan”) which provides for the grant of options to directors of the Bank to purchase newly issued shares of the Bank’s common stock; and, the Director Plan previously has been approved by the Bank’s shareholders and by the North Carolina Commissioner of Banks (the “Commissioner”) in the manner required by North Carolina law; and,

WHEREAS, under North Carolina law applicable to banks, the Director Plan may provide for the issuance of an aggregate number of shares upon the exercise of options granted thereunder equal to not more than 10% of the Bank’s total outstanding shares, and Section 3 of the Director Plan, as originally adopted, provides for the issuance of up to an aggregate of 107,068 shares of common stock (as adjusted for the five-for-four split in the Bank’s common stock effected during June 2001); and,

WHEREAS, by resolutions on February 17, 2005, and as a result of increases in the number of outstanding shares of the Bank’s common stock since the Director Plan was first adopted, the Bank’s Board of Directors, based on the recommendation of its Corporate Governance Committee, approved an amendment to the Director Plan, subject to approval by the Commissioner and the Bank’s shareholders, to increase the aggregate number of shares that may be issued under the Plan during its life to 163,979 shares, and the Board of Directors authorized the submission of the proposed amendment for approval by the Bank’s shareholders and by the Commissioner; and,

WHEREAS, at the Annual Meeting of the Bank’s shareholders held on May 5, 2005, which was adjourned to May 25, 2005, and by the affirmative vote of more than two-thirds of the Bank’s then outstanding shares, the Bank’s shareholders approved the proposed amendment, subject to approval of the proposed amendment by the North Carolina Commissioner of Banks; and,

WHEREAS, by letter dated June 15, 2005, the Commissioner approved the proposed amendment; and,

WHEREAS, pursuant to the above authority, this Amendment No. 1 is made for the purpose of effecting the amendment to the Director Plan previously approved by the Bank’s Board of Directors and shareholders and by the Commissioner.

NOW THEREFORE, in consideration of the premises and pursuant to authority duly given by the Bank’s Board of Directors, the Bank’s shareholders and the Commissioner, Section 3 of the Director Plan hereby is amended to increase the aggregate number of shares that may be issued during the life of the Director Plan upon the exercise of options granted thereunder to 163,979 shares.

IN WITNESS WHEREOF, the Bank has executed this Amendment, by and through the undersigned thereunto duly authorized, on this the day and year first above written.

BANK OF WILMINGTON

(SEAL)

	By:	/s/ Cameron Coburn
Cameron Coburn
President and Chief Executive Officer

ATTEST:

/s/ Michelle Southerland
Michelle Southerland
Corporate Secretary

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